EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                                           Three months ended
                                                June 30,
                                                --------
                                           2001          2000
                                           ----          ----

Net Income                              $1,166,000    $  807,000
                                        ==========    ==========

Average shares outstanding               1,633,733     1,810,744
                                        ==========    ==========

Basic earnings per share                $     0.71    $     0.45
                                        ==========    ==========

Net Income                              $1,166,000    $  807,000
                                        ==========    ==========

Average shares outstanding               1,633,733     1,810,744


Net effect of dilutive stock options        87,502            --
                                        ----------    ----------

Adjusted shares outstanding              1,721,235     1,810,744
                                        ==========    ==========

Diluted earnings per share              $     0.68    $     0.45
                                        ==========    ==========